Exhibit 99.2

FOR IMMEDIATE RELEASE	NR10-32

DYNEGY TO COMMENCE OPEN STRATEGIC ALTERNATIVES PROCESS

TO MAXIMIZE VALUE FOR STOCKHOLDERS

Dynegy to Engage with Seneca Capital to Immediately Appoint Independent

Director to Serve on the Board and a Special Committee that will

Direct Strategic Alternatives Process

Dynegy to Retain Independent Restructuring Advisor

HOUSTON – November 23, 2010 – Dynegy Inc. (NYSE: DYN) today announced that it intends to immediately commence an open strategic alternatives process to solicit proposals from potentially interested parties and carefully review its standalone restructuring alternatives, if stockholders do not vote to adopt the proposal under which an affiliate of The Blackstone Group (NYSE: BX) agreed to acquire Dynegy for $5.00 per share in cash. At this time, Dynegy anticipates that the proposal will not receive the necessary votes to be adopted. Blackstone and Dynegy therefore intend to terminate the merger agreement. The Special Meeting of Stockholders will resume today at 3:30 pm central time.

Open Strategic Alternatives Process

As part of the open strategic alternatives process, Dynegy’s financial advisors will contact a broad group of potential strategic and financial buyers, including Seneca Capital and Icahn Associates. Dynegy invites other interested third parties to contact Dynegy or its financial advisors. There can be no assurance that the solicitation of proposals will result in Dynegy receiving any proposal from a third party. The company does not intend to disclose developments with respect to this review unless and until the Dynegy Board of Directors has approved a course of action.

Special Committee of the Board of Directors

A Special Committee of independent directors will oversee the open strategic alternatives process. Patricia A. Hammick, Dynegy’s lead independent director, will act as the Chair of the Special Committee. In addition to Mrs. Hammick, the Special Committee will include David W. Biegler, Victor E. Grijalva, Howard B. Sheppard and William L. Trubeck. Dynegy also intends to add an additional outside independent director to its Board and to the Special Committee immediately through discussions it will commence with Seneca Capital.

“We are committed to moving Dynegy forward and, because we believe stockholders will not approve the transaction with Blackstone, the Board will initiate an open strategic alternatives process to maximize stockholder value,” said, Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc. “We will immediately engage interested parties, including Seneca Capital and Icahn Associates, who may have an interest in making an offer to acquire Dynegy. We look forward to maintaining an open and productive dialogue with our stockholders and believe the steps being taken by the Dynegy Board make it clear that we are continuing to actively work to enhance stockholder value.”

Dynegy to Engage Independent Restructuring Advisor

In addition to evaluating the potential sale of the company, the Special Committee will evaluate the company’s forecasts and current commodity and financial market conditions as well as Dynegy’s strategic alternatives. Dynegy intends to retain an independent financial restructuring advisor to conduct a review that will include strategic alternatives to create stockholder value, including management’s previous analysis of individual asset sales, debt restructuring and cost cutting opportunities. The independent financial restructuring advisor will present its recommendations to the Special Committee.

Dynegy to Engage with Seneca Capital Regarding Board Representation

Dynegy will engage with Seneca Capital regarding the immediate appointment of a qualified, independent candidate to the Dynegy Board of Directors. The Dynegy Board currently consists of six members, five of whom are independent.

Advisors

Goldman, Sachs & Co. and Greenhill & Co., LLC are serving as financial advisors for the open strategic alternatives process. Sullivan & Cromwell LLP is serving as legal counsel to Dynegy.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 12,200 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “project”, “forecast”, “plan”, “may”, “will”, “should”, “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following: (i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed merger of Dynegy and an affiliate of Blackstone (the “Merger”), including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the “NRG Sale”), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the Merger and/or the NRG Sale, the expected timing of completion of the Merger and the NRG Sale, the satisfaction of the conditions to the consummation of the Merger and the NRG Sale and the ability to complete the Merger and the NRG Sale.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010, and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy. BEFORE MAKING ANY VOTING DECISION, DYNEGY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger. Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the definitive proxy statement filed with the SEC on October 4, 2010 and other relevant documents regarding the Merger when filed with the SEC.

CONTACT:

Media: David Byford, 713-767-5800	Analysts: Laura Hrehor, 713-507-6466

Joele Frank / Andrew Siegel / Matthew Cuneo Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Mark Harnett / Bob Marese MacKenzie Partners, Inc. 212-929-5500